Exhibit 99.1

IN THE UNITED STATES DISTRICT COURT

FOR THE NORTHERN DISTRICT OF IOWA

CEDAR RAPIDS DIVISION

UNITED STATES OF AMERICA,	)
)
Plaintiff,	)
)
v.	)	Case No. 08-CV-151-LRR
)
BERTHEL SBIC, LLC	)
)
Defendant.	)

ORDER

Before this Court is the Motion of the United States Small Business Administration (the “Receiver”), as Receiver for Berthel SBIC, LLC (“Berthel”), for Entry of a Final Order Approving and Confirming the Final Receiver’s Report for the Period January 1, 2011, through December 19, 2011, Terminating the Receivership, and Discharging the Receiver. This Court, having considered the pleadings of the Receiver, finds that good cause has been shown for the granting of this Motion. Therefore,

IT IS HEREBY ORDERED THAT

1.           The Receiver’s Motion is granted in its entirety.

2.           The Final Receiver’s Report, and every act, transaction, receipt and disbursement reported therein, are hereby approved by this Court.

3.           Control of Berthel is hereby unconditionally transferred and returned to its parent, Berthel Growth and Income Trust I (the “Trust”).

4.           The Receiver shall serve a copy of the Final Order upon the parent of Berthel, the Trust.

5.           The Receiver shall serve a copy of the Final Order, which includes notice of the transfer of control of Berthel to the Trust, upon the appropriate federal and state tax offices, the Delaware Secretary of State, and the registered agent for service of process.

6.           The stay and injunction imposed by paragraph 7 of the Receivership Order are hereby lifted.

7.           All claims against, and obligations of, (a) the Berthel receivership estate, (b) the Berthel Receiver and its current and former agents and attorneys and (c) Berthel (with the exception of the judgment held by SBA against Berthel), are hereby discharged.

8.           The Berthel receivership is hereby terminated, the SBA is hereby discharged as Receiver, and the SBA, its employees, officers, agents, contractors, attorneys, and any other person who acted on behalf of the Receiver, are hereby discharged and released from any and all claims, obligations and liabilities arising from, or relating to, the activities, conduct, management or operation of Berthel, the Berthel receivership or the Berthel receivership estate.

SO ORDERED.

Dated: 2-13-12

/s/ Linda R. Reade
LINDA R. READE
CHIEF JUDGE, U.S. DISTRICT COURT
NORTHERN DISTRICT OF IOWA